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                                                                    EXHIBIT 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 8, 1998, relating to the statements of assets and liabilities of Prudential Diversified Conservative Growth Fund, Prudential Diversified Moderate Growth Fund and Prudential Diversified High Growth Fund (the three funds constituting Prudential Diversified Funds), which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this registration statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
September 16, 1998